EXHIBIT 10.2












                            PIER 1 IMPORTS, INC.

                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN





























                            Effective May 1, 1986

                       Restated as of January 1, 1996
                            PIER 1 IMPORTS, INC.

                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                              ARTICLE I-PURPOSE

     The purpose of this Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan") is to provide supplemental retirement benefits for a select group of management or highly compensated employees of Pier 1 Imports, Inc. It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing such individuals with these benefits. This Plan shall be effective as of May 1, 1986, and shall be restated as of January 1, 1996.


                           ARTICLE II-DEFINITIONS

     For the purposes of this Plan, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

2.1  Beneficiary

     "Beneficiary" means the person, persons or entity entitled under Article V to receive Plan benefits after a Participant's death.

2.2  Board

     "Board" means the Board of Directors of Pier 1 Imports, Inc.

2.3  Cause

     "Cause" means that the Participant:

          (a) Has misappropriated, stolen or embezzled funds of the Employer; or

          (b) Has committed an act of deceit, fraud, dereliction of duty, or gross or willful misconduct; or

          (c) Has been convicted of either a felony or a crime involving moral turpitude or entered a plea of nolo contendre in response to an indictment for such crime or felony; or

          (d) Has intentionally disclosed confidential information of the Employer except when such disclosure is made pursuant to the direction of the Employer or in accordance with Employer policy; or

          (e) Has engaged in competitive behavior against the Employer, has purposely aided a competitor of the Employer or has misappropriated or aided in misappropriating a material opportunity of the Employer.

2.4  Change of Control of the Employer

     "Change of Control of the Employer" shall be deemed to have occurred if:

          (a) Any "person" [as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Act")] becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Act) of securities of the Pier 1, representing 35% or more of the voting power of the outstanding securities of Pier 1 having the right under ordinary circumstances to vote at an election of the Board of Directors of Pier 1; or

          (b) There shall occur a change in the composition of a majority of the Board of Directors within a two (2) year period which change shall not have been affirmatively approved by a majority of the Board of Directors as constituted immediately prior to the commencement of such period; or

          (c) At any meeting of the stockholders of Employer called for the purpose of electing directors, a majority of persons nominated by the Board of Directors for election as directors shall fail to be elected.

2.5  Committee

     "Committee" means the Employees Retirement Plan Committee appointed to administer the Employees Retirement Plan for the employees of Pier 1 Imports, Inc. or any successor tax-qualified retirement plan, or any other Committee chosen by the Board.

2.6  Compensation

     "Compensation" means the rate at which salary is being paid to a Participant by Employer as of the last day of a calendar year and any bonuses actually paid to a Participant by Employer during that calendar year.

2.7  Deferred Retirement Date

     "Deferred Retirement Date" means the first day of the month coincident with or next following the date that the Participant actually separates from employment after the Participant's Normal Retirement Date.

2.8  Employer

     "Employer" means any of Pier 1, its subsidiaries, and their respective successors.

2.9  Good Reason

     "Good Reason" means, without the written consent of the Participant:

          (a) A reduction in the Participant's base salary or a reduction in the Participant's benefits received from the Employer (other than in connection with an across-the-board reduction in salaries and/or benefits for similarly situated employees of the Employer or pursuant to the Employer's standard retirement policy), in each case as in effect immediately prior to a Change of Control; or

          (b) The relocation of the Participants full-time office to a location greater than fifty (50) miles from the Employers current corporate office; or

          (c) A reduction in the Participants corporate title as in effect immediately prior to a Change of Control; or

          (d) The failure by the Employer to obtain the assumption of this agreement by any successor as contemplated in this Plan.

2.10 Highest Average Compensation

     "Highest Average Compensation" means the sum of the Participants Compensation paid during the highest paid three (3) full calendar years of employment with Employer prior to termination of employment (whether or not such years are consecutive) divided by three (3); provided, however, that if the Participant has been employed for less than three (3) full calendar years, the "Highest Average Compensation" shall be determined by using the sum of the Participants Compensation paid during the number of completed months of employment divided by the number of actual completed months of employment multiplied by twelve (12).

2.11 Normal Retirement Date

     "Normal Retirement Date" means the first day of the month coincidental with or next following the date on which a Participant attains age sixty-five
(65).

2.12 Participant

     "Participant" means any individual who is participating or has participated in this Plan pursuant to Article III.

2.13 Pier 1

     "Pier 1" means Pier 1 Imports, Inc., a Delaware corporation and its successors.

2.14 Retirement

     "Retirement" means separation from employment with the Employer at the Participant's Normal Retirement Date or Deferred Retirement Date. Retirement shall also mean the date as of which a Participant separates from employment within twenty-four (24) months of a Change of Control of the Employer due to termination of the employment of a Participant without regard to Years of Credited Service unless such separation is:

          (a)  By the Employer for Cause or Total and Permanent Disability;
     or

          (b)  Because of the Participant's death; or

          (c)  By the Participant other than:

               (i)  For Good Reason; or

               (ii) Upon the Participant's voluntary separation from employment after his/her Normal Retirement Date.

2.15 Supplemental Retirement Benefit

     "Supplemental Retirement Benefit" means the benefit determined under
Article IV of this Plan.

2.16 Termination

     "Termination" means separation from employment with the Employer for any reason other than Retirement, death or Total and Permanent Disability.

2.17 Total and Permanent Disability

     "Total and Permanent Disability" means a physical or mental condition which, in the opinion of the Committee, prevents a Participant from satisfactorily performing the Participants usual duties for the Employer, or any other employer, or such other duties as the Employer, or any other employer, may make available to the Participant. For the purpose of this section, other duties will give due regard to the Participant's position and earnings prior to disability and will take into consideration the qualifications of such Participant by reason of training, education and experience. The Committees decision as to total and permanent disability will be based upon medical reports and/or other evidence satisfactory to the Committee.

2.18 Years of Credited Service

     "Years of Credited Service" means the years of credited vesting service with the Employer, determined in accordance with the provisions of The Employees Retirement Plan of the Employer, or any successor tax-qualified retirement plan.


                    ARTICLE III-PARTICIPATION AND VESTING

3.1  Participation

     Participation in this Plan shall be limited to those employees of the Employer nominated by the Chief Executive Officer of Pier 1 and approved by the Committee and by the Board, and who elect to participate in this Plan by executing a Participation Agreement in the form designated by the Committee.

3.2  Supplemental Retirement Benefit Vesting

          (a) Vesting Percentage. Each Participant shall become vested in a Supplemental Retirement Plan Benefit based upon the following schedule:



     Years of Credited Service          Vesting Percentage
     Less than 1                         0%
     1 but less than 2                  10
     2 but less than 3                  20
     3 but less than 4                  30
     4 but less than 5                  40
     5 but less than 6                  50
     6 but less than 7                  60
     7 but less than 8                  70
     8 but less than 9                  80
     9 but less than 10                 90
     10 or more                         100

          (b) Prior Years of Credited Service. For purposes of this Plan, Years of Credited Service earned prior to the date of Plan adoption by the Employer shall be limited to five (5).

          (c)  Conditions for Immediate Vesting.  Regardless of a
     Participant's actual Years of Credited Service or age, a Participant shall be one hundred percent (100%) vested in a Supplemental Retirement Benefit upon Retirement, termination of employment due to Total and Permanent Disability, or death.

          (d) Initial Participants. Notwithstanding anything in this Article to the contrary, any employee of the Employer who becomes a Participant in this Plan within 30 days of the effective date of this Plan shall be at least fifty percent (50%) vested in any Plan Benefits herein upon attaining age fifty-five (55).


                 ARTICLE IV-SUPPLEMENTAL RETIREMENT BENEFITS

4.1  Benefit

     Upon separation from employment, a Participant shall receive a Supplemental Retirement Benefit from this Plan which, along with the Participant's benefits from primary Social Security, shall equal approximately fifty percent (50%) of the Participant's Highest Average Compensation. The computation of said Supplemental Retirement Benefit shall be made in accordance with the following provisions of this Article IV, but in no event shall the amount of the Supplemental Retirement Benefit paid annually to any Participant exceed three hundred and fifty thousand dollars ($350,000).

4.2  Retirement; Disability; Death

     If a Participant separates from employment due to Retirement, Total and Permanent Disability, or death prior to the commencement of benefits under this Plan, the Employer shall pay to the Participant a Supplemental Retirement Benefit calculated as follows:

          (a) Fifty percent (50%) times the Participant's Highest Average Compensation.

          (b) Increase the amount determined in (a) by six percent (6%) compounded annually for fifteen (15) years.

          (c)  Sum the annual amounts determined in (b).

          (d) The sum of a Participant's primary Social Security benefit determined at the time of and according to the laws in effect at the Participant's Retirement Date increased two percent (2%) compounded annually for fifteen (15) years. However, if a Participant separates from employment before the Normal Retirement Date, the primary Social Security benefit shall be determined based upon the primary Social Security benefit the Participant would have received at the Normal Retirement Date based upon the assumption the Participant will receive no future compensation after the date of separation from employment and based upon the relevant Social Security law at the time of separation from employment.

          (e) The sum of the annual premium charged by the Employer to active employees for the Employer-provided major medical and hospitalization insurance coverage for Participants and their dependents in the year of separation from service increased two percent (2%) compounded annually for fifteen (15) years.

          (f)  (c) offset by (d) and (e) divided by one hundred eighty (180).

4.3  Adjustments for Deferred Retirement

     If the Participant separates from employment at a Deferred Retirement Date, the Employer shall pay to the Participant a Supplemental Retirement Benefit as calculated in paragraph 4.2 above, but adjusted as follows:

          (a) The percentage of Highest Average Compensation set forth in paragraph 4.2(a) shall be increased by five (5) percentage points for each Year of Credited Service performed past the Participant's Normal Retirement Date, but in no event shall the increase be more than fifteen
     (15) percentage points;

          (b) The calculation of Highest Average Compensation shall not take into consideration any Compensation earned after the Participant attains age 65; and

          (c) The Participant shall forfeit twenty percent (20%) of the Supplemental Retirement Benefit otherwise due for each Year of Credited Service performed past the Participant's attained age seventy (70).

4.4  Termination

     If a Participant separates from employment due to Termination, the Employer shall pay to the Participant the Supplemental Retirement Benefit calculated under paragraph 4.2 above, multiplied by the vesting percentage of benefit as provided in paragraph 3.2 above.

4.5  Form of Benefit Payment

     Effective as of December 20, 1991, each Participant shall, upon becoming a Participant, irrevocably elect in writing that his or her benefits under this Plan be paid in one of the following forms:

          (a) Equal monthly installments paid over a period of one hundred eighty (180) months;

          (b)  A lump sum;

          (c)  An annuity for the life of the Participant; or

          (d) A joint and survivor annuity over the lives of Participant and the Participant's Beneficiary.

     Those individuals who are already Participants on December 20, 1991, but who are not yet receiving benefits under this Plan, shall within ten (10) days after such date irrevocably elect in writing one of the foregoing forms for the payment of his or her benefits under this Plan. The forms of payment specified in subparagraphs (b), (c) and (d) above shall be the actuarial and financial equivalents of the form of payment specified in subparagraph (a) above.

     For purposes of determining actuarial equivalence, the benefits referred to in subparagraphs (b), (c) and (d) above shall be discounted at a rate equal to the lesser of (i) the Pension Benefit Guaranty Corporation interest rate for immediate annuities, as published in Appendix B to Part 2619 of Title 29 of the Code of Federal Regulations, or any successor or replacement rate (the "PBGC rate") in effect on January 1 of each year; or (ii) a twenty-four (24) month rolling average of the PBGC rate, using the current rate as of the beginning of the month in which the calculation is made and the twenty-three (23) previous months.

     Beginning January 1, 1996, the vested, accrued benefit shall be calculated as of January 1 each year for each Participant, and in no event shall the vested, accrued benefit be less than such benefit calculated for a previous year. For example, if a Participant has elected a lump-sum benefit and the lump-sum benefit as of January 1, 1996 is $750,000 but, due to an increase in the discount rate, drops to $700,000 as of January 1, 1997, the Participants vested, accrued lump-sum benefit as of January 1, 1997 would be $750,000.

4.6  Withholding; Payroll Taxes

     To the extent required by the law in effect at the time payments are made, the Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant's wages by the federal, state or local government.

4.7  Commencement of Payments

     Any benefit due under this Article shall commence on the appropriate date as set forth below:

          (a) Supplemental Retirement Benefits due as a result of Retirement shall commence within thirty (30) days of the earlier of:

               (i)  The Participant's Retirement and attaining age sixty-five
          (65); or

               (ii) The Participant's death.

          (b) Supplemental Retirement Benefits due as a result of Termination or Total and Permanent Disability shall commence within thirty (30) days of the earlier of the Participant's attaining age sixty-five (65) or death;

          (c) Supplemental Retirement Benefits due as a result of death shall commence within thirty (30) days of the death of the Participant.

4.8  Payment to Guardian

     If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and Employer from all liability with respect to such benefit.

4.9  Major Medical and Hospitalization Insurance Coverage

     If a Participant separates from employment for any reason whatsoever, such Participant (for himself and his dependents) shall have the right to participate, during the fifteen (15) years immediately after the date such Participant attains age sixty-five (65), in the Employer-provided major medical and hospitalization insurance coverage, if any, made available generally to the Employers active employees and their dependents; provided, however, that such Participant shall pay, or reimburse the Employer for, the total premium (i.e., Employer and employee portions) for such insurance coverage at such times as the Employer and such active employees pay their respective premiums for such insurance coverage.


                      ARTICLE V-BENEFICIARY DESIGNATION

5.1  Beneficiary Designation

     Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary and contingent) to whom payment under this Plan shall be paid in the event of death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. If a Participant's Compensation is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

5.2  Amendments

     Any Beneficiary designation may be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

5.3  No Beneficiary Designation

     If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant predeceases the Participant, the Committee, in its discretion, shall direct the Employer to distribute such Participant's benefits (or the balance thereof) as follows:

          (a)  To the Participant's surviving spouse, if any; or

          (b) If the Participant shall have no surviving spouse, then to the Participant's children in equal shares, by right of representation; or

          (c) If the Participant shall have no surviving spouse or children, then to the Participant's estate.

5.4  Effect of Payment

     Payment to the Beneficiary shall completely discharge Employers obligations under this Plan.

5.5  Death of Beneficiary

     Following commencement of payment of Plan benefits, if the Beneficiary designated by a deceased Participant dies before receiving complete distribution of the benefits, the Committee shall direct the Employer to distribute the balance of such benefits:

          (a) As designated by the Beneficiary in accordance with the provisions in paragraph 5.1 above; or

          (b) If the Beneficiary shall not have made such designation, then to the Beneficiarys estate.


                          ARTICLE VI-ADMINISTRATION

6.1  Committee; Duties

     This Plan shall be administered by the Committee. Members of the Committee may be Participants under this Plan.

6.2  Agents

     The Committee may appoint an individual to be the Committees agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

6.3  Binding Effect of Decisions

     The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.

6.4  Indemnity of Committee

     The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct by the Committee.


                        ARTICLE VII-CLAIMS PROCEDURE

7.1  Claim

     Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

7.2  Denial of Claim

     If the claim or request is denied, the written notice of denial shall be made within ninety (90) days of the date of receipt of such claim or request by the Committee and shall state:

          (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

          (b) A description of any additional material or information required and an explanation of why it is necessary.

          (c)  An explanation of the Plans claims review procedure.

7.3  Review of Claim

     Any person whose claim or request is denied or who has not received a response within ninety (90) days may request review by notice given in writing to the Committee within sixty (60) days of receiving a response or one hundred fifty (150) days from the date the claim was received by the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

7.4  Final Decision

     The decision on review shall normally be made within sixty (60) days after the Committees receipt of a request for review. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time shall be one hundred twenty (120) days after the Committees receipt of a request for review. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


              ARTICLE VIII-TERMINATION, SUSPENSION OR AMENDMENT

8.1  Amendment or Termination

     The Board may, in its sole discretion, amend or terminate this Plan at any time, in whole or in part; provided, however, that no such amendment or termination shall adversely affect the benefits of Participants which have vested in accordance with paragraph 3.2 above prior to such action, the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has died; provided further, however, that the amendment or termination of this Plan shall not alter in any manner the timing or form of benefit payments under this Plan.

8.2  Successor Employer

     The provisions of this Plan shall be binding upon and inure to the benefit of any successor or assign of the Employer. If a successor Employer amends or terminates this Plan, no such amendment or termination shall adversely affect the benefits of Participants which have vested in accordance with paragraph 3.2 above prior to such action, the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has previously died.


                          ARTICLE IX-MISCELLANEOUS

9.1  Unsecured General Creditor

     Benefits to be provided under this Plan are unfunded obligations of the Employer. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured interest or claim in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer ("Policies"). Except as provided in paragraph 9.2, such Policies or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or be considered in any way as collateral security for the fulfilling of the obligations of Employer under this Plan.

9.2  Trust Fund

     Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Employer may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all Employers general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.

9.3  Nonassignability

     Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other persons bankruptcy or insolvency.

9.4  Not a Contract of Employment

     The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between Employer and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge him at any time.

9.5  Suicide

     Notwithstanding the provisions of Article IV, no benefit shall be paid to a Beneficiary if the Participant's death occurs as a result of suicide during the twelve (12) successive calendar months beginning with the calendar month following the commencement of an individuals participation in this Plan.

9.6  Participant's Cooperation

     A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations and such other action as may be requested by Employer.

9.7  Terms

     Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

9.8  Captions

     The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.9  Governing Law

     The provisions of this Plan shall be construed and interpreted according to the laws of the State of Delaware.

9.10 Validity

     In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

9.11 Successors

     The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.

9.12 Notice

     Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, the President of the Employer, or the Employer's Statutory Agent. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of three (3) days following the date shown on the postmark or on the receipt for registration or certification.